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REAL ESTATE

MIDLAND

LOAN

SERVICES

Management’s Report on Assessment of Compliance

with SEC Regulation AB Servicing Criteria

Midland Loan Services, a division of PNC Bank, National Association (“Midland” or the “Company”), is responsible for compliance with the applicable servicing criteria set forth in Item 1122 (d) of Regulation AB of the Securities and Exchange Commission (“Regulation AB”), as set forth in Appendix A.

Midland has assessed its compliance with the applicable servicing criteria as of and for the year ended December 31, 2019 (the “Reporting Period”). In making this assessment, Midland used the criteria set forth by the Securities and Exchange Commission (“SEC”) in Item 1122(d) of Regulation AB. This report covers all transactions serviced on the Enterprise! Loan Management System (the “Platform”) during the Reporting Period.

Midland engaged certain vendors, which are not servicers as defined in item 1101(j) of Regulation AB (the “Vendors”), to perform specific and limited or scripted activities related to portions of the servicing criteria as set forth in Appendix A. Midland elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A. Midland has not identified and is not aware of any material instances of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2019 and for the Reporting Period with respect to the Platform taken as a whole, nor has it identified any material deficiencies in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2019 and for the Reporting Period with respect to the Platform taken as a whole.

Based on this assessment, Midland concludes that, as of and for the year ended December 31, 2019, Midland has complied in all material respects with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, except as described in Appendix B hereto.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on Midland’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2019 for all transactions serviced on the Enterprise! Loan Management System.

Appendix C entitled Management’s Remediation Plan for the Material Instance of Noncompliance with Regulation AB Criteria is presented by Midland for information purposes and is not covered by PricewaterhouseCoopers LLP’s attestation report.

MIDLAND LOAN SERVICES

a division of PNC Bank, National Association

/s/ Timothy E. Steward

Timothy E. Steward

Senior Vice President

Date: February 20, 2020

APPENDIX A

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Midland	Performed by Vendor(s) for which Midland is the Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X (only with respect to financial performance activities)
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A1
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in  the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X (only with respect to wires sent to banks in Canada)
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
Cash Collection and Administration (continued)
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13K-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:
	(A) Are mathematically accurate;	X
	(B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;	X
	(C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and	X

(D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
	(A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	X
	(B) Provide information calculated in accordance with the terms specified in the transaction agreements;	N/A1
	(C) Are filed with the Commission as required by its rules and regulations; and	N/A1
	(D) Agree with investor’s or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	N/A1
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A1
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A1
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A1
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X	X (only with respect to removal from pools and loan assumptions)
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X (only with respect to removal from pools)
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X (only with respect to loan assumptions)
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):
	(A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;	X
	(B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and	X
	(C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X	X (with respect to insurance and tax related activities)
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A1

1 Midland has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), and 1122(d)(4)(xv) to be inapplicable to the activities Midland performs with respect to the Platform.

Appendix B

The Company has identified an instance of material noncompliance with the following servicing criterion during the Reporting Period of the Platform:

1122(d)(3)(i): Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements.

Certain instances were identified where the Schedule AL Filings (Item 1125 of Regulation AB) were not appropriately reported in accordance with the terms specified in the transaction agreements.

Appendix C - Management’s Remediation Plan for the Material Instance of Noncompliance with Regulation AB Criteria

PricewaterhouseCoopers LLP’s attestation report does not cover Management’s Remediation Plan for the Material Instance of Noncompliance with Regulation AB Criteria.

The report on assessment for Midland Loan Services, a division of PNC Bank, National Association (“Midland”) identified a material instance of noncompliance related to Regulation AB servicing criterion 1122(d)(3)(i)(A) - “Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;” which is applicable to all transactions serviced on the Enterprise! Loan Management System (the “Platform”) during the year ended December 31, 2019.

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and additional errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and expects to move to an automated solution for this process.

Schedule I

Morgan Stanley Capital I Inc.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor ‐ General Counsel	Morgan Stanley Capital I, Inc.	Series 2012‐C4	Special Servicer
Depositor ‐ General Counsel	Morgan Stanley Capital I, Inc.	Series 2012‐C5	Special Servicer
Depositor ‐ General Counsel	Morgan Stanley Capital I, Inc.	Series 2012‐C5	Primary Servicer
Depositor ‐ General Counsel	Morgan Stanley Capital I, Inc.	Series 2013‐C7	Master and Special Servicer
Depositor ‐ General Counsel	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2013‐C8
Master and Special Servicer of the Chrysler East Building loan under the MSBAM 2013‐C7 PSA.
Depositor ‐ General Counsel	Morgan Stanley Capital I, Inc.	Series 2013‐C9	Master and Special Servicer
Depositor ‐ General Counsel	Morgan Stanley Capital I, Inc.	Series 2013‐C10	Master and Special Servicer
Master and Special Servicer of the Milford Plaza Fee loan under the MSBAM 2013‐C9 PSA.
Special Servicer of the Mall at Tuttle Crossing loan under the MSBAM 2013‐C11 PSA
Depositor ‐ General Counsel	Morgan Stanley Capital I, Inc.	Series 2013‐C12	Special Servicer
Master and Special Servicer of the Burnham Center loan under the MSBAM 2013‐C10 PSA.
Special Servicer of the Westfield Countryside loan under the MSBAM 2013‐C11 PSA
Depositor ‐ General Counsel	Morgan Stanley Capital I, Inc.	Series 2014‐C15	Special Servicer
Special Servicer of the AmericasMart loan serviced the WF‐RBs 2013‐C18 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2011‐C3	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012‐C4	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012‐C5	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012‐C5	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013‐C7	Master and Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013‐C9	Master and Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013‐C10	Master and Special Servicer
Master and Special Servicer of the Milford Plaza Fee loan under the MSBAM 2013‐C9 PSA.
Special Servicer of the Mall at Tuttle Crossing loan under the MSBAM 2013‐C11 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2013‐C12	Special Servicer
Master and Special Servicer of the Burnham Center loan under the MSBAM 2013‐C10 PSA.
Special Servicer of the Westfield Countryside loan under the MSBAM 2013‐C11 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2014‐C14
Special Servicer of the AmericasMart loan under the WF‐RBS 2013‐C18 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2014‐C15	Special Servicer
Special Servicer of the AmericasMart loan serviced the WF‐RBs 2013‐C18 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2014‐C16
Special Servicer of the Arundel Mills & Marketplace and LaConcha Hotel & Tower loans under the MS 2014‐C15 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C20	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C21	Master Servicer
Master Servicer of the Discovery Business Center under the MSBAM 2015‐C20 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C22	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C23
Master and Special Servicer (from 7/8/15) of the TKG 3 Retail Portfolio under the MS 2015‐MS1 PSA.
Master and Special Servicer of the US StorageMart Portfolio under the CGBAM 2015‐SMRT PSA
Special Servicer of the Hilton Garden Inn W 54th loan under the MSBAM 2015‐C22 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-MS1	Master and Special Servicer
Special Servicer of the Hilton Garden Inn W 54th, Waterfront at Port Chester, 300 South Riverside Plaza Fee loans under the MS 2015‐C22 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C24	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C26	Special Servicer
Special Servicer of the 535‐545 Fifth Avenue and the Coastal Equities Retail Portfolio under the MSBAM 2015‐C24 PSA.
Special Servicer of the Herald Center loan under the MSBAM 2015‐C25 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-UBS8	Master Servicer
Master Servicer of the Cape May Hotel and Charles River Plaza North loans under the CSAIL 2015‐C3 PSA.
Master Servicer of the WPC Department Store loan under the BACM 2015‐UBS7 PSA
Primary Servicer of the Gulfport Premium Outlets loan under the MSBAM 2016‐C29 PSA.
Primary Servicer of the Grove City Premium Outlets under the BACM 2016‐UBS10 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C27
Special Servicer of the Herald Center loan serviced under the BACM 2015‐C25 PSA.
Special Servicer of the 535‐545 Fifth Ave loan serviced under the MS 2015‐C24 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS9
Master Servicer of the Twenty Ninth Street Retail loan under the GSM 2016‐GS2 PSA.
Master Servicer of the Ellenton Premium Outlets, 525 Seventh Ave loans serviced under the MS 2015-UBS8 PSA.
Primary Servicer of the Gulfport Premium Outlets loan under the MSBAM 2016‐C29 PSA.
Primary Servicer of the Grove City Premium Outlets under the BACM 2016‐UBS10 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-C29	Primary Servicer
Primary Servicer of the Grove City Premium Outlets under the BACM 2016‐UBS10 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-C29
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS11	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-C30
Master Servicer of the Columbus Center loan under the CGCMT 2016‐P5 PSA.
Depositor	Morgan Stanley Capital I, Inc.	BANK 2016-BNK2
Master Servicer of The Orchard loan under the MS 2016‐UBS12 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS12	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2017-C33	Special Servicer
Master Servicer on the Pentagon Center Loan under the GSMS 2017‐GS5 PSA.
Master and Special Servicer on the Pentagon Center loan under the GSMS 2017‐GS6 PSA.
Master Servicer on the Gateway Crossing loan under the MS 2017‐H1 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2017-H1	Master Servicer
Special Servicer on the Hyatt Regency Austin loan under the MS 2017‐C33 PSA.
Depositor	Morgan Stanley Capital I, Inc.	BANK 2017-BNK5
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio and Gateway Net Lease Portfolio loans under the DBJPM 2017‐C6 PSA.
Master Servicer on the iStar Leased Fee Portfolio loan under the MS 2017‐H1 PSA.
Depositor	Morgan Stanley Capital I, Inc.	BANK 2017-BNK8	General Special Servicer
Special Servicer on the Cabela's Industrial Portfolio under the GSM 2017‐GS8 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2017-HR2	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	BANK 2018-BNK11	General Special Servicer
Master Servicer on the Extra Space ‐ TIAA Self Storage Portfolio under the CGCMT 2018‐B2 PSA.
Special Servicer on the One Dulles Tower loan under the BANK 2018‐BNK12 PSA after 05/30/18.
Depositor	Morgan Stanley Capital I, Inc.	Series 2018-H3
Master Servicer on the Axcelis Corporate Center and Fort Knox Executive Park loan under the CGCMT 2018‐B2 PSA.
Master Servicer on the Orlando Airport Marriott lakeside and Torrance Technology Campus loans under the UBS 2018‐C11 PSA.
Special Servicer on the Rittenhouse Hill loan under the BANK 2018‐BNK12 PSA.
Master Servicer on the 636 11th Avenue loan under the CGCMT 2018‐C5 PSA from 7/12/18 ‐ 7/13/18.
Depositor	Morgan Stanley Capital I, Inc.	BANK 2018-BNK14
Special Servicer on the CoolSprings Galleria loan under the BANK 2018‐BNK12 PSA.
Special Servicer on the Starwood Hotel Portfolio under the WFCM 2018‐C47 PSA.
Special Servicer on the 685 Fifth Avenue Retail Portfolio under the BANK 2018‐BNK15 PSA.
Master and Special Servicer on the Navika‐Sun 6 Portfolio under the MSC 2018‐L1 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2018-L1	Master and Special Servicer
Master and Special Servicer on the Shelbourne Global Portfolio I under the UBS 2018‐C13 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2018-H4	Master Servicer
Master Servicer on the 1001 Frontier Road loan under the MSC 2019-L2 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2019-L2	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2019-BNK17	Special Servicer
Master Servicer on the ILPT Hawaii Portfolio loan under the ILPT 2019‐SURF PSA.
Depositor	Morgan Stanley Capital I Trust 2019‐H6	Series 2019-H6	Master & Special Servicer
Master and Special Servicer on The Block Northway loan under the BBCMS 2019‐C3 PSA.
Special Servicer on the Tower 28 loan under the Bank 2019‐BNK17 PSA.
Master Servicer on the SoCal Retail Portfolio loan under the MSC 2019-H7 PSA and the ILPT Hawaii Portfolio loan under the ILPT 2019‐SURF PSA.
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA.
Depositor	Morgan Stanley Capital I Trust 2019‐H7	Series 2019-H7	Master Servicer
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019‐B10 PSA.
Special Servicer on the Tower 28 loan under the Bank 2019‐BNK17 PSA and on the Eleven Seventeen Perimeter Loan under the Bank 2019-BNK20 PSA
Master and Special Servicer on the FedEx Niles loan under the MSC 2019‐H6 PSA.
Depositor	BANK 2019-BNK20	Series 2019-BNK20	General Special Servicer
Master and Special Servicer on the Grand Canal Shoppes loan and the Legacy Tower loan under the MSC 2019‐H7 PSA.
Depositor	Morgan Stanley Capital I Trust 2019-L3	Series 2019-L3	No Role
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019‐H7 PSA